UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 29, 2005 ebank Financial Services, Inc.
(Exact name of registrant as specified in its charter)

GEORGIA (State or other jurisdiction of incorporation)	000-24043 (Commission File Number)	58-2349097 (IRS Employer Identification No.)
2410 Paces Ferry Road, Suite 190
Atlanta Georgia 30339
(Address of Principal Executive
Offices) (Zip Code)
(770) 863-9225
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement. and
Item 1.02 Termination of a Material Definitive Agreement.
Effective as of December 29, 2005, ebank Financial Services, Inc. (the “Company”) entered into a Separation Agreement with Michael J. Curasi in connection with his resignation as the Company’s Chief Credit Officer and the termination of his employment agreement. Pursuant to the terms of the Separation Agreement, Mr. Curasi has seven (7) days after the execution of the Separation Agreement to revoke his acceptance. Accordingly, the effective date of the Separation Agreement will be January 6, 2006.
Pursuant to the terms of the Separation Agreement the Company is obligated to pay Mr. Curasi an aggregate sum of $28,000.00 over a three month period, which sum is equivalent to three months base pay pursuant to his previous employment agreement. In exchange for such severance payments, Mr. Curasi released the Company from any and all claims arising out of his employment with the Company. Additionally, Mr. Curasi is subject to the post-employment restrictive covenants contained in his previous employment agreement, including without limitation, those related to the non-solicitation of the Company’s customers, the non-recruitment of the Company’s personnel and the non-disclosure of the Company’s trade secrets and other confidential information.
Item 9.01. Financial Statements and Exhibits.
None.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ebank Financial Services, Inc.
Date: December 29, 2005	By:	/s/ James L. Box
James L. Box, President and Chief Executive Officer

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